                                                                    Exhibit 10.1


                FOURTH AMENDMENT TO FORBEARANCE LETTER AGREEMENT
                             AND AMENDMENT AGREEMENT

         This Fourth Amendment to Forbearance Letter Agreement and Amendment Agreement (the "Fourth Amendment") is dated as of November 15, 1999 (the "Fourth Amendment Closing Date") and is made and entered into by and among First Union National Bank, as Collateral Agent, Administrative Agent and Issuing Lender (in all such capacities, the "Agent"), Fleet Bank, N.A., as Lender, Citizens Bank of Massachusetts, successor in interest to State Street Bank and Trust Company, as Lender and Mellon Bank, N.A., as Lender (all of the foregoing, individually, a "Lender," and collectively, the "Lender Group") and Condor Technology Solutions, Inc., Computer Hardware Maintenance Company, Inc., Decision Support Technology, Inc., Federal Computer Corporation, Global Core Strategies Acquisition, Inc., Interactive Software Systems Incorporated, Inventure Group, Inc., LINC Systems Corporation, Louden Associates, Inc., Management Support Technology Corp., MIS Technologies, Inc., Powercrew, Inc., Titan Technologies Group L.L.C., U.S. Communications, Inc. and Condor System Solutions, Inc., as Borrowers (collectively, the "Borrowers").

                                   BACKGROUND

         A. Pursuant to various loan agreements and documents, the Lender Group has extended certain Revolving Loans (the "Revolving Credit Facility") and a Term Loan Facility (the "Term Loan Facility" and, together with the Revolving Credit Facility, the "Facilities") to the Borrowers. Such loan agreements and documents (collectively, the "Existing Loan Documents") include, without limitation, the following:

                  (1) that certain Credit Agreement dated as of April 16, 1999 by and among the Borrowers, the Lenders (including First Union National Bank, as Lender) referred to therein and the Agent (as amended from time to time prior to the Fourth Amendment Closing Date, the "Existing Credit Agreement," and as amended hereby and from time to time hereafter, the "Credit Agreement");

                  (2) that certain Collateral Agreement dated as of April 16, 1999, by the Borrowers, as Grantors, in favor of the Agent (the "Collateral Agreement");

                  (3) those certain Revolving Credit Notes each dated April 16, 1999, by the Borrowers in favor of each of the Lenders (collectively, the "Revolving Credit Notes");

                  (4) that certain Term Note dated April 16, 1999, by the Borrowers in favor of First Union National Bank (the "Term Note," and together with the Revolving Credit Notes, the "Notes");

                  (5) various Uniform Commercial Code financing statements, corporate authorization documents, and other loan and security documents executed and delivered by any one or more of either the Lenders or the Borrowers in connection with the Facilities prior to the Fourth Amendment Closing Date; and

                  (6) that certain Forbearance Letter Agreement dated as of July 23, 1999, as amended by the First Amendment to Forbearance Letter Agreement dated as of July 30, 1999, by and among the Borrowers and the Lenders party thereto, and the Second Amendment to Forbearance Letter Agreement dated as of August 13, 1999, as amended, by and among the Borrowers and the Lenders party thereto, that certain Third Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of August 27, 1999 and this Fourth Amendment.

As used herein, the term "Loan Documents" shall mean this Fourth Amendment, the other Forbearance Documents (hereinafter defined), the Existing Loan Documents, and all other documents now or hereafter entered into by and among the Lenders, the Borrowers and/or any of them and/or any guarantors, mortgagors or pledgors to evidence and/or secure the Facilities and/or any of the other Obligations (hereinafter defined). All capitalized terms contained herein which are not otherwise defined shall have the definitions set forth in the Credit Agreement.

         B. The Lender Group and the Borrowers are parties to that certain Forbearance Letter Agreement dated July 23, 1999, by and among the Borrowers and the Lender Group (as amended, the "Forbearance Letter Agreement"), pursuant to which the Lender Group agreed to implement a limited forbearance period which commenced on the date thereof and continued until the earlier to occur of the following (as the case may be, the "First Forbearance Termination Date"): (i) November 15, 1999; or (ii) at the Lender Group's option, the occurrence of a Forbearance Event of Default.

         C. In order to provide the Borrowers with additional time to take such actions as may be necessary or appropriate to address the Borrowers' current financial difficulties, the Borrowers have requested that the Lender Group: (i) forbear from taking action with respect to the Existing Events (as defined in the Forbearance Letter Agreement) for the period from the First Forbearance Termination Date through February 15, 2000; and (ii) amend certain provisions of the Forbearance Documents and the Existing Loan Documents. Subject to the terms and conditions of this Fourth Amendment, the Lender Group has agreed to this request.

         D. All terms capitalized but not otherwise defined herein shall have the meanings ascribed to them in the Forbearance Letter Agreement, as amended, or in the Credit Agreement, as applicable.

                                    AGREEMENT


         NOW THEREFORE, incorporating the Background herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Lender Group and the Borrowers agree as follows:

                           ARTICLE I.- ACKNOWLEDGMENTS

         I.1 ACKNOWLEDGMENT OF EXISTING EVENTS; EXISTING LOAN DOCUMENTS; WAIVER OF DEFENSES. The Borrowers acknowledge that: (a) the Existing Events (as defined in the Third Amendment and including, in addition, the failure of the Borrowers to maintain: (i) Minimum Pro Forma EBITDA for their fiscal quarter ending September 30, 1999 as required by Section 10.5 of the Credit Agreement and (ii) Minimum Net Worth for their fiscal quarter ending September 30, 1999 as required by Section 10.4 of the Credit Agreement) currently exist; (b) the Existing Events are material in nature; and (c) the Existing Loan Documents and the Forbearance Documents are valid and enforceable against the Borrowers in every respect and all of the terms and conditions thereof are binding upon the Borrowers. The Borrowers further acknowledge and agree that, as a result of the Existing Events, the Lender Group is entitled immediately, and without further notice or declaration to the Borrowers or any other Person, to accelerate the Obligations and to exercise the Lender Group's rights and remedies under the Loan Documents or otherwise. To the extent that any of the Loan Documents require notification by the Lender Group to the Borrowers of the existence of a default and an opportunity for the Borrowers to cure such a default, such notice and period for cure have been properly given by the Lender Group or are hereby waived by the Borrowers. To the extent that the Borrowers have any defenses, setoffs, claims, or counterclaims to repayment of the Obligations or against the Lender Group, such defenses, setoffs, claims, or counterclaims are hereby waived.

         I.2 ACKNOWLEDGMENT OF CURRENT OUTSTANDING OBLIGATIONS. As of November 15, 1999, the Borrowers are indebted to the Lender Group in an aggregate amount equal to the principal sum (including the face amount of outstanding letters of credit) of $50,491,504.80 apportioned as follows:

                  Revolving Credit Facility                            $20,434,431.95
                  Term Loan Facility                                   24,875,000.00
                  Letters of Credit                                    5,182,072.85


plus accrued but unpaid interest, plus the costs and expenses associated with the Facilities incurred by any Lender and/or the Lender Group, including, without limitation, reasonable attorneys' fees incurred by any Lender and/or the Lender Group in the negotiation and preparation of the Loan Documents, this Fourth Amendment and the documents related hereto (the foregoing amounts are hereafter collectively referred to as the "Current Outstanding Obligations"), all without offset, counterclaims or defenses of any kind. Nothing contained herein shall alter, amend, modify or extinguish the obligation of the Borrowers to repay the Obligations, and neither this Fourth Amendment nor any of the other Forbearance Documents constitutes a novation of any of the Existing Loan Documents.

         I.3 ACKNOWLEDGMENT OF LIENS AND PRIORITY. Except for Permitted Liens, pursuant to the Existing Loan Documents, to the best of Borrowers' knowledge, the Lender Group holds first priority, perfected security interests in and liens upon the Borrowers' assets, wherever located, including assets now owned or hereafter acquired, and as more specifically described in the

Existing Loan Documents. Such security interests and liens secure all of the Obligations now or hereafter incurred, including, without limitation, the Current Outstanding Obligations and all other amounts now or hereafter owed by the Borrowers to the Lender Group under the Existing Loan Documents. For purposes of this Fourth Amendment, the word "Obligations" shall mean any and all obligations and liabilities of the Borrowers to the Lender Group, of every kind and description, direct and indirect, absolute and contingent, sole, joint, several, or joint and several, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument and includes obligations to perform acts and refrain from taking actions as well as obligations to pay money, and also includes the Current Outstanding Obligations.

         I.4 REAFFIRMATION OF SECURITY INTERESTS; CROSS-COLLATERALIZATION. All of the assets of the Borrowers pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Lender Group pursuant to the Loan Documents including, without limitation, all goods, accounts, chattel paper, contracts, deposit accounts, documents, equipment, general intangibles, instruments, intellectual property, inventory, investment property, all other property not otherwise described above, all books and records pertaining to the foregoing and, to the extent not otherwise included, all proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing (collectively, the "Collateral") constitute collateral security for all of the Obligations. The Borrowers hereby grant to the Lender Group and reaffirm their prior conveyance to the Lender Group of a continuing security interest in and lien on the Collateral as well as a security interest in and lien on any and all funds and/or monies of the Borrowers contained in accounts located at the Lender Group or at any of the Lender Group's subsidiaries or affiliates.

                ARTICLE II. - AMENDMENTS TO FORBEARANCE DOCUMENTS
                               AND LOAN DOCUMENTS

         II.1 Paragraph 11 of the Forbearance Letter Agreement is hereby amended and restated in its entirety as follows:


                  "11. Subject to the terms and conditions of this Forbearance Letter Agreement, and without waiving the Existing Events, the Lender Group agrees to forbear from enforcing its remedies under the Loan Documents and applicable law as a result of the Existing Events until the earlier to occur of the following (as the case may be, the "Forbearance Termination Date"): (i) February 15, 2000; or (ii) at the Lender Group's option, the occurrence of a Forbearance Event of Default (as defined herein)."

         II.2 The following new definitions are hereby added to Section 1.1 of the Existing Credit Agreement in appropriate alphabetical order:

                  "Fourth Amendment Forbearance Extension Fee" means, collectively, $400,000, all of which shall be earned by the Lenders on the Fourth Amendment Closing Date, $150,000 of which (the "First Payment") shall be payable to the Lenders upon the Fourth Amendment Closing Date and $250,000 of which (the "Second Payment") shall be payable upon the Forbearance Termination Date; provided, however, the Lenders will waive their right to receive the Second Payment if all Obligations are satisfied in full prior to the Forbearance Termination Date.

                  "Fourth Amendment" shall mean that certain Fourth Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of the Fourth Amendment Closing Date by and among the Borrowers and the Lender Group.

                  "Fourth Amendment Closing Date" means November 15, 1999.

         II.3 The following definitions, as set forth in Section 1.1 of the Existing Credit Agreement, are hereby amended and restated in their entirety to read as follows:

                  "Commitment Fee Rate" has the meaning set forth in Section 5.3; provided, however, that notwithstanding anything in
                  Section 5.3 to the contrary, the Commitment Fee Rate shall be based upon a Revolving Credit Commitment of $25,616,504.80.

                  "Forbearance Letter Agreement" shall mean that certain Forbearance Letter Agreement dated as of July 23, 1999, by and among the Borrowers and the Lender Group, as amended by the First Amendment to Forbearance Letter Agreement dated as of July 30, 1999, by and among the Borrowers and the Lenders party thereto, and the Second Amendment to Forbearance Letter Agreement dated as of August 13, 1999, as amended by the First Amendment to Second Amendment to Forbearance Letter Agreement dated as of August 20, 1999, by and among the Borrowers and the Lenders party thereto, the Third Amendment to Forbearance Letter Agreement and Amendment Agreement dated as of August 27, 1999, by and among the Borrowers and the Lenders party thereto and the Fourth Amendment.

                  "Forbearance Period" shall mean the period of time from August 27, 1999, until the Forbearance Termination Date.

                  "Forbearance Termination Date" shall mean the earlier of (i) February 15, 2000, or (ii) at the Lender Group's option, the occurrence of a Forbearance Event of Default.

                  "Revolving Credit Commitment" means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the account of the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans to the Borrowers pursuant to
                  Section 2.3 in an outstanding aggregate principal amount, inclusive of the outstanding L/C Commitment, not to exceed at any time $25,616,504.80.

         II.4 The definition of "Loan Documents" as set forth in Section 1.1 of the Existing Credit Agreement is hereby amended to include, in addition to all other documents referenced therein, this Fourth Amendment and each of the other Forbearance Documents.

         II.5 Section 5.1(d) of the Existing Credit Agreement is hereby amended by replacing the last sentence thereof with the following:

                  "Notwithstanding any provision in this Section 5.1(d) or in this Agreement to the contrary, upon the occurrence and continuation of any Forbearance Event of Default, all outstanding Loans shall immediately and without the need for notice to the Borrowers, bear interest at a rate per annum of two percent (2%) in excess of the Base Rate, as modified pursuant to the Third Amendment."

         II.6 Section 10.9 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

                  10.9 CUMULATIVE RECEIPTS AND EXPENSES. The Borrowers must have cumulative actual receipts and expenses, on a cumulative four week basis, measured every two weeks (but not on the two week anniversary of the Fourth Amendment), equal to Borrowers' projected receipts and expenses on the ninety (90) day cash flow so that net cash inflows/outflows for trailing four weeks have a variation of not more than $1,000,000 below projections. For purposes of this Section, professional fees and costs incurred by the Borrowers, professional fees and costs incurred by the Lenders and paid by the Borrowers and Excess Cash Flow paid by the Borrowers to the Lenders in accordance with Section 10.12 hereof shall be added to the variation allowed hereunder.

         II.7 Article X of the Existing Credit Agreement is hereby supplemented by adding the following sections:

                  Section 10.11 MINIMUM MONTHLY EBITDA

                  As of the end of the months below specified the Borrowers shall maintain EBITDA equal to or greater than the respective amounts set forth below:

                           November 1999    ($733,000)

                           December 1999    ($742,000)

                           January 2000      $172,000

                  Solely for purposes of calculating EBITDA in accordance with this covenant, professional fees and costs incurred by the Borrowers and professional fees and costs incurred by the Lenders and paid by the Borrowers shall be added back to EBITDA.

                  Section 10.12  EXCESS CASH FLOW

                  The Borrowers shall pay to the Lenders, within 25 days after the end of each month, 25% of any "Excess Cash Flow" for the preceding month. Excess Cash Flow shall be calculated on a 4/5 week basis based upon the number of weeks comprising that particular month.

                  The term "Excess Cash Flow" with respect to any month shall equal Net Income as reported by the Borrowers, on a consolidated basis, with respect to such month

                  a.       Plus the following with respect to such month:

                           (1)      Depreciation and amortization expense;

                           (2) Any increase in the deferred tax liability or decrease in the deferred tax benefit account;

                           (3) Any unrealized loss on property, equipment and improvements;

                  b.       Less the following with respect to such month:

                           (1) Any decrease in the deferred tax liability or increase in the deferred tax benefit account;

                           (2) Principal reductions made on the Term Loan during such year;

                           (3) And any realization of and/or any recovery of any previously unrealized write down on property, equipment and improvements, which unrealized write down had been added back into Net Income to calculate Excess Cash Flow in a prior period.

         II.8 Section 12.1(o) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           "(o) DEFAULT IN PERFORMANCE UNDER FORBEARANCE DOCUMENTS. Notwithstanding any provision in this Agreement to the contrary, the Borrowers, or any other obligor, or any one or more of them shall fail to perform or observe any covenant, term, agreement or condition of the Third Amendment, the Fourth Amendment or any other Forbearance Document."

                 ARTICLE III.- ADDITIONAL COVENANTS OF BORROWERS

                  The Borrowers jointly and severally, covenant and agree that from the date hereof and until the satisfaction of the Obligations, unless the Lender Group shall otherwise consent in writing:

         III.1 EXISTING COVENANTS. Unless otherwise provided herein, the Borrowers shall comply with each of their respective covenants set forth in the Loan Documents.

         III.2 FOURTH AMENDMENT FORBEARANCE EXTENSION FEE. The Borrowers shall pay to the Lenders $150,000 of the Fourth Amendment Forbearance Extension Fee (the "First Payment"), on the Fourth Amendment Closing Date. The Borrowers shall pay to the Lenders $250,000 of the Fourth Amendment Forbearance Extension Fee (the "Second Payment") on the Forbearance Termination Date; provided, however, that the Lenders shall will waive their right to receive the Second Payment if all of the Borrowers' Obligations are satisfied in full prior to the Forbearance Termination Date.

         III.3 TAX REFUNDS. The Borrowers shall pay over to the Lenders to permanently reduce the outstanding principal balance of the Obligations any refund of income taxes assigned to the Lenders in accordance with the Third Amendment and the documents .

         III.4 RETENTION OF MANAGEMENT. The Borrowers shall cause Condor Technology Solutions, Inc. ("Condor") to continue to employ those persons serving as Condor's chairman, chief executive officer and chief operating officer as of the Fourth Amendment Closing Date in such capacities; provided, however, that should such persons cease to be employed by Condor or cease to be acting in such capacities, Condor shall have 30 days to replace such persons with candidates reasonably acceptable to the Lenders.

         III.5 EXTRAORDINARY RECEIPTS. Upon the receipt by any Borrower of any non-ordinary course receipt (including, without limitation, the receipt of any litigation proceeds), such Borrower shall pay over to the Lenders in permanent reduction of the outstanding principal Obligations 100% of the net cash proceeds of such extraordinary receipt.

                  ARTICLE IV.- FORBEARANCE BY THE LENDER GROUP

         Subject to the terms and conditions of this Fourth Amendment, and without waiving the Existing Events and the right to exercise rights and remedies, the Lender Group agrees to forbear from enforcing its remedies under the Loan Documents or applicable law as a result of the

Existing Events until the earlier to occur of either one of the following (as the case may be, the "Forbearance Termination Date"): (i) February 15, 2000; or
(ii) the occurrence of an Event of Default (other than the Existing Events) under the Credit Agreement.

              ARTICLE V.- CONDITIONS PRECEDENT TO FOURTH AMENDMENT

                  The Fourth Amendment is binding upon due execution thereof by all parties thereto and the delivery of all documents required to be delivered at closing. Any future deliveries required under the Fourth Amendment, the Credit Agreement or any other Loan Document which are not made when due shall constitute an event of default under the applicable document.

         V.1 DOCUMENTS AND OTHER ITEMS TO BE DELIVERED TO THE LENDER GROUP. The Borrowers shall deliver or cause to be delivered to the Lender Group, in form and substance satisfactory to the Lender Group and its counsel, on the Fourth Amendment Closing Date, the following (together with all Forbearance Documents executed in connection with the Third Amendment, the "Forbearance Documents"):

                  a.       this Fourth Amendment duly executed by the Borrowers;

                  b.       Second Allonges to Revolving Credit Notes

                  c.       Reaffirmation of Collateral Agreement

                  d. opinion of Condor's In-house Counsel as to non-contravention, required consents, approvals, and the due authorization, and due execution and validity of the Forbearance Documents;

                  e. Certifications of Secretary executed by the Secretaries of the Borrowers, certifying the incumbency and signature of the officers of such Borrowers executing this Fourth Amendment and all other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary;

                  f. payment of each Lender's and the Lender Group's legal fees, costs and expenses;

                  g. all fees due to the Lenders as of the Fourth Amendment Closing Date including, but not limited to, $150,000 of the Fourth Amendment Forbearance Extension Fee, shall have been irrevocably paid in full to the Lenders on the date(s) such fees were due;

                  h. a detailed schedule setting forth the amounts and sources of the tax refunds applied for or to be applied for by the Borrowers; and

                  i. such other documents as may be reasonably required by the Lender Group.

         V.2 PAYMENT OF LENDER GROUP'S LEGAL FEES. On or before the Fourth Amendment Closing Date, the Borrowers shall pay to the Lender Group the amount of the Lender Group's legal fees, expenses and costs including, without limitation, any stamp or documentary tax or other similar taxes and any filing, recording or lien search fees, incurred through the Fourth Amendment Closing Date in connection with the Existing Events, the Loan Documents, this Fourth Amendment, and all documents executed and negotiations undertaken in connection with any of the foregoing. Each Borrower hereby agrees, and to the extent provided in the Loan Documents, reaffirms its joint and several obligation under the Loan Documents, to reimburse each of the Lenders for the following incurred in connection with the Credit Facility: (a) legal fees and expenses, and (b) fees and expenses of any appraisers or other professionals retained by counsel to the Lenders. The Borrowers shall pay to the Lender Group the legal fees and expenses incurred from and after the Fourth Amendment Closing Date and fees and expenses of appraisers and other professionals retained by counsel to Lenders after Fourth Amendment Closing Date. The foregoing fees and expenses will be reimbursed upon submission by Agent. All Obligations provided for in this Section shall survive any termination of this Fourth Amendment.

         V.3 PAYMENT OF FEES AND COSTS. On or before the Fourth Amendment Closing Date, or upon two (2) Business Days written notice by any Lender to the extent that such Lender is unable to provide to the Borrowers on or before the Fourth Amendment Closing Date a statement of fees and costs, the Borrowers shall pay to each Lender and to the Lender Group the amount of each Lender's and the Lender Group's fees and costs, including, without limitation, legal fees, expenses and costs incurred by such Lender or the Lender Group in connection with this Fourth Amendment and the other Loan Documents, if any. All Obligations provided for in this Section 5.3 shall survive any termination of this Fourth Amendment.

         V.4 EXECUTION OF OTHER DOCUMENTS. At the Lender Group's request, within two Business Days of submission thereof by the Lender Group, the Borrowers, or any of them, shall execute and deliver to the Lender Group such other documents and instruments, as the Lender Group, in its sole discretion, deems necessary or convenient to carry out the terms of this Fourth Amendment and the other Loan Documents.

         V.5 CERTIFICATES OF GOOD STANDING. On or before November 29, 1999, the Borrowers shall provide to the Lender Group good standing certificates for their respective states of incorporation and evidence that they are duly authorized to do business and are duly qualified as foreign corporations in all jurisdictions wherein the nature of their businesses or properties make such qualification necessary.

                  ARTICLE VI. - REPRESENTATIONS AND WARRANTIES

                  To induce the Lender Group to enter into this Fourth Amendment and as partial consideration for the terms and conditions contained herein, the Borrowers make the following representations and warranties to the Lender Group, each and all of which shall survive the execution and delivery of this Fourth Amendment and all of the other documents executed in connection herewith:

         VI.1      ORGANIZATION AND LOCATION.

                  a. The Borrowers are corporations duly incorporated, organized, validly existing and in good standing under the laws of their respective states of incorporation, and are duly authorized to do business and are duly qualified as foreign corporations in all jurisdictions wherein the nature of their businesses or properties make such qualification necessary, and have the corporate power to own their respective properties and to carry on their respective businesses as now conducted;

                  b. The Borrowers have the requisite corporate power and authority to deliver and perform this Fourth Amendment and all of the documents executed by them in connection herewith;

                  c. Every fictitious name, trade name, division or style under which any Borrower or any other obligor (collectively with the Borrowers, the "Obligors") conducts any business has been disclosed to the Lender Group in writing together with the names of each and every jurisdiction in which the same are utilized.

                  d. Every joint venture, partnership, enterprise or stock ownership involvement of each Obligor has been disclosed to the Lender Group herein on the Security Agreement Questionnaire delivered to the Lender Group in connection with the Third Amendment;

                  e. Each affiliate and subsidiary of each of the Borrowers is named on the Security Agreement Questionnaire delivered to the Lender Group in connection with the Third Amendment; and

                  f. The information contained on each of the Security Agreement Questionnaires is true, complete and accurate as of the Fourth Amendment Closing Date.

         VI.2 AUTHORIZATION; VALID AND BINDING AGREEMENT. All corporate action required to be taken by the Borrowers and their respective officers, directors and stockholders and all actions required to be taken by the principals of the Borrowers for the authorization, execution, delivery and performance of this Fourth Amendment and other documents contemplated hereby have been taken. Each person executing this Fourth Amendment on behalf of any of the Borrowers is an authorized officer of such Borrower. This Fourth Amendment is, and each of the documents executed pursuant hereto will be, legal, valid, and binding obligations of the party or parties thereto, enforceable against each such party in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws or equitable principles affecting creditors' rights generally.

         VI.3 LOCATION OF ASSETS OF BORROWERS. The locations of all of the Borrowers' inventory, equipment, warehouses, sales offices, main offices, and product distribution centers are listed on the Security Agreement Questionnaire delivered to the Lenders in connection with the Third Amendment.

         VI.4     REAL PROPERTY.  None of the Borrowers owns any real property.

         VI.5 COMPLIANCE WITH LAWS. Each of the Borrowers is in compliance in all material respects with all laws, regulations and requirements applicable to its business, and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violations or claims of violation of any law, regulation or any governmental requirement.

         VI.6 NO CONFLICT; GOVERNMENT APPROVALS. The execution, delivery and performance by the Borrowers of this Fourth Amendment and the other documents executed in connection herewith will not:

                  a. conflict with, violate or result in the breach of any provisions of any applicable law, rule, regulation or order; or

                  b. conflict with or result in the breach of any provision of their respective Articles of Incorporation, operating agreements, charters, and/or by-laws. No authorization, consent or approval of, or other action by, and no notice of or filing with, any governmental authority or regulatory body is required to be obtained or made by any of the Borrowers for the due execution, delivery and performance of this Fourth Amendment.

         VI.7 THIRD PARTY CONSENTS. The execution, delivery and performance by the Borrowers of this Fourth Amendment and the documents related hereto will not:

                  a. require any consent or approval of any person or entity which has not been obtained prior to, and which is not in full force and effect as of, the date of this Fourth Amendment;

                  b. result in the breach of, default under, or cause the acceleration of any obligation owed under any loan, credit agreement, note, security agreement, lease indenture, mortgage, loan document or other agreement by which any of them are bound or affected; or

                  c. result in, or require the creation or imposition of, any lien or encumbrance on any of their respective properties other than those liens or security interests in favor of the Lender Group or the liens or security interests disclosed to the Lender Group in the Loan Documents.

         VI.8     FINANCIAL STATEMENTS; REPORTING.

                  a. Except as otherwise disclosed in writing (including by the delivery of financial statements) to the Lender Group prior to the Fourth Amendment Closing Date, all balance sheets, reports, Borrowing Base certificates, budgets, reconciliations, accounts receivable reports, and other financial information supplied to the Lender Group with respect to the Borrowers have been, if applicable, in conformity with GAAP, and present fairly the financial condition and results of operations for the period covered thereby of the Borrowers. All balance sheets, reports, Borrowing Base certificates, budgets, reconciliations, accounts receivable reports, and other financial information to be supplied to the Lender Group with respect to the Borrowers will be prepared in form acceptable to the Lender Group and, if applicable, in conformity with GAAP, and will present fairly the financial condition and results of operations for the period covered thereby of the Borrowers.

                  b. None of the Borrowers has actual knowledge of any facts, other than those already disclosed in writing to the Lender Group that materially adversely affect or, in so far as can be foreseen, will materially adversely affect any Borrower's ability to perform such Borrower's obligations under this Fourth Amendment and other Loan Documents. After the Fourth Amendment Closing Date, the Borrowers will notify the Lender Group of any facts which became known to the Borrowers on or after the Fourth Amendment Closing Date which may materially adversely affect any Borrower's ability to perform such Borrower's obligations under this Fourth Amendment and other Loan Documents.

         VI.9 LITIGATION AND CONTINGENT LIABILITIES. Except as previously disclosed to the Lenders in writing, no action, suit, litigation, administrative or governmental proceeding is pending, or to the knowledge of any officer of any of the Borrowers, is threatened against any of the Borrowers or any of their respective properties in which the amount involved exceeds $100,000.00 in the aggregate.

         VI.10 EXCLUSIVE AND FIRST PRIORITY PERFECTED LIEN. Subject to the Intercreditor Agreement granting certain Lien priorities in favor of Deutsche, the best of the Borrowers' knowledge and except for Permitted Liens, the Lender Group has, as of the date of this Fourth Amendment, and shall continue to have, until all of the Obligations are paid in full, first priority, valid perfected liens upon and security interests in all of the Collateral to secure the payment and performance of all of the Obligations.

         VI.11 NO UNTRUE OR MISLEADING STATEMENTS. Neither this Fourth Amendment nor any other document executed in connection herewith contains any untrue statement of a material fact or omits any material fact necessary in order to make the statement made, in light of the circumstances under which it was made, accurate.

         VI.12 NO EVENTS OF DEFAULT. Other than the Existing Events, no default or Event of Default has occurred as of the date hereof under any of the Loan Documents.

         VI.13 OTHER REPRESENTATIONS AND WARRANTIES. The Borrowers hereby reaffirm all of their representations and warranties to the Lender Group contained in the Loan Documents, and warrant that such representations and warranties, not otherwise rendered untrue by the Existing Events as disclosed by the Borrowers herein, are true and correct as of the date of this Fourth Amendment.

                           ARTICLE VII.- MISCELLANEOUS

         VII.1 CONTINUING EFFECT. Except as amended hereby, all of the Loan Documents including, but not limited to, the Forbearance Letter Agreement as the same has been amended from time to time, shall remain in full force and effect and bind and inure to the benefit of the parties thereto and are hereby ratified and confirmed.

         VII.2 NOTICES. Any notice given pursuant to this Fourth Amendment or pursuant to any document comprising or relating to this Fourth Amendment shall be given in accordance with the Credit Agreement.

         VII.3    INDEMNIFICATION.

                  If, after receipt of any payment of all or any part of the Obligations, the Lender Group is compelled to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Fourth Amendment and the other Loan Documents shall continue in full force and effect, and the Borrowers shall be jointly and severally liable for, and shall indemnify, defend and hold harmless the Lender Group with respect to the full amount so surrendered. The provisions of this section shall survive the termination of this Fourth Amendment and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of the Notes, the release of any lien, security interest or other encumbrance securing the Obligations or any other action which the Lender Group may have taken in reliance upon its receipt of such payment. Any cancellation of the Notes, release of any such encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

         VII.4 COSTS, EXPENSES AND ATTORNEYS' FEES. The Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by the Lender Group, including, without limitation, all reasonable fees and out-of-pocket expenses of counsel for the Lender Group, any stamp or documentary tax or other similar taxes and any filing, recording or lien search fees. All Obligations provided for in this Section shall survive any termination of this Fourth Amendment.

         VII.5 RELEASE. THE BORROWERS, ON BEHALF OF THEMSELVES, AND ALL PERSONS AND ENTITIES CLAIMING BY, THROUGH, OR UNDER ANY ONE OR MORE OF THEM, HEREBY JOINTLY AND SEVERALLY RELEASE, WAIVE AND FOREVER DISCHARGE EACH LENDER, AND EACH LENDER'S OFFICERS, DIRECTORS, ATTORNEYS, AGENTS, AFFILIATES, AND SUCCESSORS AND

ASSIGNS, OF, FROM, AND WITH RESPECT TO ANY AND ALL MANNER OF ACTION AND ACTIONS, CAUSE AND CAUSES OF ACTIONS, SUITS, DISPUTES, CLAIMS, COUNTERCLAIMS AND/OR LIABILITIES, CROSS CLAIMS, DEFENSES, AND ANY CLAIMS FOR AVOIDANCE OR OTHER REMEDIES AVAILABLE TO A DEBTOR, ITS ESTATE OR ANY TRUSTEE OR REPRESENTATIVES THEREOF, WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, PAST OR PRESENT, ASSERTED OR UNASSERTED, CONTINGENT OR LIQUIDATED, WHETHER OR NOT WELL FOUNDED IN FACT OR LAW, WHETHER IN CONTRACT, IN TORT OR OTHERWISE, AT LAW OR IN EQUITY, BASED UPON, RELATING TO OR ARISING OUT OF ANY AND ALL TRANSACTIONS, RELATIONSHIPS OR DEALINGS WITH OR LOANS MADE TO THE BORROWERS PURSUANT TO THE LOAN DOCUMENTS WHICH THE BORROWERS HAD OR NOW HAVE, CLAIM TO HAVE HAD, NOW CLAIM TO HAVE OR HEREAFTER CAN, SHALL OR MAY CLAIM TO HAVE AGAINST ANY LENDER, FOR OR BY REASON OF ANY CAUSE, MATTER, OR THING WHATSOEVER ARISING FROM THE BEGINNING OF THE WORLD THROUGH THE DATE HEREOF.

         VII.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Borrowers contained in this Fourth Amendment and in all other documents and instruments executed in connection herewith or otherwise relating to this Fourth Amendment shall survive the execution of this Fourth Amendment and are material and have been or will be relied upon by the Lender Group, notwithstanding any investigation made by any person, entity or organization on the Lender Group's behalf. No implied representations or warranties are created or arise as a result of this Fourth Amendment or the documents comprising or relating to this Fourth Amendment.

         VII.7 HEADINGS. The headings and underscoring of articles, sections and clauses have been included herein for convenience only and shall not be considered in interpreting this Fourth Amendment.

         VII.8 GOVERNING LAW. This Fourth Amendment and all documents and instruments executed in connection herewith or otherwise relating to this Fourth Amendment shall be construed in accordance with and governed by the internal laws of the State of New York without reference to conflict of laws principles.

         VII.9 INTEGRATION. This Fourth Amendment and all documents and instruments executed in connection herewith or otherwise relating to this Fourth Amendment, including, without limitation, the Loan Documents, constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

         VII.10 AMENDMENT AND WAIVER. No amendment of this Fourth Amendment, and no waiver, discharge or termination of any one or more of the provisions thereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

         VII.11 SUCCESSORS AND ASSIGNS. This Fourth Amendment and the other Loan
Documents: (i) shall be binding upon the Lender Group, the Borrowers, and upon their respective heirs, nominees, successors and assigns, and (ii) shall inure to the benefit of the Lender Group and the Borrowers; provided, however, that neither the Borrowers nor any of them may assign any rights hereunder or any interest herein without obtaining the prior written consent of the Lender Group, and any such assignment or attempted assignment shall be void and of no effect with respect to the Lender Group.

         VII.12 SEVERABILITY OF PROVISIONS. Any provision of this Fourth Amendment that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Fourth Amendment are declared to be severable.

         VII.13 CONFLICTING PROVISIONS. To the extent that any of the terms in this Fourth Amendment contradict any of the terms contained in any of the other Loan Documents including, but not limited to, the Credit Agreement, the terms of this Fourth Amendment shall control.

         VII.14 JOINT AND SEVERAL LIABILITY. The obligations and liabilities of the Borrowers hereunder and under the other Loan Documents are joint and several.

         VII.15 COUNTERPARTS; EFFECTIVENESS. This Fourth Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Fourth Amendment. This Fourth Amendment shall be deemed to have been executed and delivered when the Lender Group has received counterparts hereof executed by all parties listed on the signature pages hereto.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Fourth Amendment to be executed as of the date first above written.

                                    CONDOR TECHNOLOGY SOLUTIONS, INC., COMPUTER
                                    HARDWARE MAINTENANCE COMPANY, INC., DECISION
                                    SUPPORT TECHNOLOGY, INC., FEDERAL COMPUTER
                                    CORPORATION, GLOBAL CORE STRATEGIES
                                    ACQUISITION, INC., INTERACTIVE SOFTWARE
                                    SYSTEMS INCORPORATED, INVENTURE GROUP, INC.,
                                    LINC SYSTEMS CORPORATION, LOUDEN ASSOCIATES,
                                    INC., MANAGEMENT SUPPORT TECHNOLOGY CORP.,
                                    MIS TECHNOLOGIES, INC., POWERCREW, INC.,
                                    TITAN TECHNOLOGIES GROUP L.L.C., U.S.
                                    COMMUNICATIONS, INC., as Borrowers

                                    By: /s/ WILLIAM J. CARAGOL
                                        --------------------------------------
                                        William J. Caragol
                                        Vice President and Chief Financial
                                          Officer


                                    CONDOR SYSTEM SOLUTIONS, INC., as Borrower

                                    By: /s/ WILLIAM J. CARAGOL
                                        --------------------------------------
                                        William J. Caragol
                                        President

                                    FIRST UNION NATIONAL BANK, as Collateral
                                    Agent, Administrative Agent and Issuing
                                    Lender

                                    By: /s/ JILL. W. AKRE
                                        --------------------------------------
                                        Jill W. Akre
                                        Vice President


                                    CITIZENS BANK OF MASSACHUSETTS, SUCCESSOR IN
                                    INTEREST TO STATE STREET BANK AND TRUST
                                    COMPANY, as Lender

                                    By: /s/ KENNETH J. MOONEY
                                        --------------------------------------
                                        Kenneth J. Mooney
                                        Vice President


                                    FLEET BANK, N.A., as Lender

                                    By: /s/ DANIEL D. BUTLER
                                        --------------------------------------
                                        Daniel D. Butler
                                        Vice President


                                    MELLON BANK, N.A., as Lender

                                    By: /s/ GREEN E. DIM
                                        --------------------------------------
                                        Green E. Dim
                                        First Vice President

                                   SCHEDULE 1
                            (LENDERS AND COMMITMENTS)


------------------------------------ ------------------- ------------------------ ------------------- ----------------------
                                      REVOLVING CREDIT      REVOLVING CREDIT          TERM LOAN       TERM LOAN COMMITMENT
              LENDER                     COMMITMENT       COMMITMENT PERCENTAGE       COMMITMENT           PERCENTAGE
------------------------------------ ------------------- ------------------------ ------------------- ----------------------
First Union National Bank and
First Union Commercial
Corporation                              $10,246,601.92            40%                $24,875,000.00          100%
One South Penn Square
Widener Building, 4th Floor
Philadelphia, PA  19107
Attention:  Jill W. Akre
Telephone No: (215) 786-4135
Telecopy No:   (215) 973-8783

----------------------------------------------------------------------------------------------------------------------------

Fleet Bank, N.A.
111 Westminster
Mail Stop: RI MOM 20A                     $5,123,300.96            20%                             -            -
Providence, RI  02903
Attention:  Fred N. Manning
Telephone No: (401) 278-2904
Telecopy No:   (401) 278-6004

----------------------------------------------------------------------------------------------------------------------------

Citizens Bank of Massachusetts
100 Summer Street, 13th Floor
Boston, MA 02110                          $5,123,300.96            20%                             -            -
Atttention:  Kenneth J. Mooney
Telephone No: (617) 422-8379
Telecopy No:   (617) 422-8541

----------------------------------------------------------------------------------------------------------------------------

Mellon Bank, N.A.
Mellon Bank Center
1735 Market Street, 7th Fl.               $5,123,300.96            20%                             -            -
Philadelphia, PA  19103
Attention:  Green E. Dim
Telephone No: (215) 553-4828
Telecopy No:   (215) 553-4560

----------------------------------------------------------------------------------------------------------------------------
             TOTALS                      $25,616,504.80           100%                $24,875,000.00          100%
----------------------------------------------------------------------------------------------------------------------------